Exhibit 99.1

JAZZ PHARMACEUTICALS ANNOUNCES SECOND QUARTER 2017
FINANCIAL RESULTS

Received FDA Approval of Vyxeos for the Treatment of Adults with Newly-Diagnosed
Therapy-Related Acute Myeloid Leukemia (t-AML) or AML with Myelodysplasia-Related
Changes (AML-MRC) in the U.S.

DUBLIN, August 8, 2017 -- Jazz Pharmaceuticals plc (Nasdaq: JAZZ) today announced financial results for the second quarter of 2017 and affirmed financial guidance for 2017.
“Thus far, 2017 has been a highly productive year. We have executed on and delivered results of key clinical development programs, advanced multiple global regulatory efforts and received U.S. approval of Vyxeos for the treatment of adults with newly-diagnosed therapy-related AML or AML with myelodysplasia-related changes,” said Bruce Cozadd, chairman and chief executive officer of Jazz Pharmaceuticals. “We continue to invest in our key products, product launches, R&D and corporate development activities to fuel our future growth and create long-term value.”
GAAP net income for the second quarter of 2017 was $105.6 million, or $1.72 per diluted share, compared to $114.5 million, or $1.85 per diluted share, for the second quarter of 2016.
Adjusted net income for the second quarter of 2017 was $157.4 million, or $2.56 per diluted share, compared to $165.8 million, or $2.67 per diluted share, for the second quarter of 2016. Reconciliations of applicable GAAP reported to non-GAAP adjusted information are included at the end of this press release.

Financial Highlights

	Three Months Ended June 30,			Six Months Ended June 30,
(In thousands, except per share amounts and percentages)	2017	2016	Change	2017	2016	Change
Total revenues	$394,386	$381,161	3%	$770,439	$717,171	7%
GAAP net income	$105,604	$114,502	(8)%	$192,115	$190,314	1%
Adjusted net income	$157,354	$165,804	(5)%	$298,576	$300,372	(1)%
GAAP EPS	$1.72	$1.85	(7)%	$3.13	$3.05	3%
Adjusted EPS	$2.56	$2.67	(4)%	$4.87	$4.82	1%

Total Revenues

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2017	2016	2017	2016
Xyrem® (sodium oxybate) oral solution	$298,026	$280,968	$570,352	$530,505
Erwinaze® / Erwinase® (asparaginase Erwinia chrysanthemi)	49,024	49,748	100,412	100,921
Defitelio® (defibrotide sodium) / defibrotide	30,238	33,246	66,138	51,143
Prialt® (ziconotide) intrathecal infusion	5,656	8,073	13,373	14,282
Other	6,711	7,075	13,058	16,175
Product sales, net	389,655	379,110	763,333	713,026
Royalties and contract revenues	4,731	2,051	7,106	4,145
Total revenues	$394,386	$381,161	$770,439	$717,171
Net product sales increased 3% in the second quarter of 2017 compared to the same period in 2016 due to higher net product sales of Xyrem.
Xyrem net product sales increased 6% in the second quarter of 2017 compared to the same period in 2016.
Erwinaze/Erwinase net product sales in the second quarter of 2017 were consistent with net product sales in the same period in 2016. During the 2017 quarter, the company continued to experience supply challenges that resulted in temporary supply disruptions in certain markets, which the company expects will continue for the remainder of 2017.
Defitelio/defibrotide net product sales decreased 9% in the second quarter of 2017 compared to the same period in 2016 primarily due to inventory stocking in the second quarter of 2016, following the U.S. launch in that quarter, and the impact of unfavorable foreign exchange rates. The company continues to expect inter-quarter variability in Defitelio net sales given that veno-occlusive disease is an ultra-rare disease.

Operating Expenses

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except percentages)	2017	2016	2017	2016
GAAP:
Cost of product sales	$28,672	$23,980	$53,737	$47,419
Gross margin	92.6%	93.7%	93.0%	93.3%
Selling, general and administrative	$132,328	$122,618	$276,583	$251,383
% of total revenues	33.6%	32.2%	35.9%	35.1%
Research and development	$40,157	$39,091	$85,085	$70,343
% of total revenues	10.2%	10.3%	11.0%	9.8%

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except percentages)	2017	2016	2017	2016
Non-GAAP adjusted:
Cost of product sales	$27,145	$23,017	$50,964	$45,657
Gross margin	93.0%	93.9%	93.3%	93.6%
Selling, general and administrative	$111,454	$99,488	$229,904	$202,099
% of total revenues	28.3%	26.1%	29.8%	28.2%
Research and development	$35,298	$35,562	$76,084	$63,524
% of total revenues	9.0%	9.3%	9.9%	8.9%
Operating expenses changed over the prior year period primarily due to the following:

•
Selling, general and administrative (SG&A) expenses increased in the second quarter of 2017 compared to the same period in 2016 on a GAAP and on a non-GAAP adjusted basis due to higher headcount and other expenses resulting from the expansion of the company’s business, the company's narcolepsy disease awareness campaign and pre-launch activities related to the U.S. launch of VyxeosTM (daunorubicin and cytarabine) liposome for injection.

•
Research and development (R&D) expenses were consistent on a GAAP and on a non-GAAP adjusted basis in the second quarter of 2017 compared to the same period in 2016. The 2017 quarter included expenses related to regulatory activities for Vyxeos, increased expenses for continued investments in sleep-related R&D programs, an increase in headcount to support these activities and a decrease in costs related to JZP-110 studies for excessive sleepiness associated with obstructive sleep apnea and with narcolepsy due to the completion of three Phase 3 studies.

Cash Flow and Balance Sheet
As of June 30, 2017, cash, cash equivalents and investments were $319.2 million, and the outstanding principal balance of the company’s long-term debt was $1.8 billion. During the six months ended June 30, 2017, the company repaid $350.0 million of borrowings under the company's revolving credit facility and used $30.9 million to repurchase approximately 230,000 ordinary shares under the company's share repurchase program at an average cost of $134.10 per ordinary share.

Recent Developments
In June 2017, the company presented positive efficacy results from its global multi-center studies evaluating Xyrem for the treatment of cataplexy in pediatric patients with narcolepsy and JZP-110 in adult patients with excessive sleepiness associated with obstructive sleep apnea and with narcolepsy.

In July 2017, the company entered into a license agreement with XL-protein GmbH (XLp) for the rights to develop, manufacture and commercialize products using XLp’s PASylation® technology to extend the plasma half-life of selected asparaginase product candidates.

On August 3, 2017, the U.S. Food and Drug Administration (FDA) approved Vyxeos for the treatment of adults with newly-diagnosed therapy-related AML or AML with myelodysplasia-related changes.

2017 Financial Guidance
Jazz Pharmaceuticals is affirming its full year 2017 financial guidance as follows (in millions, except per share amounts and percentages):

Revenues	$1,625-$1,700
Total net product sales	$1,617-$1,692
-Xyrem net sales	$1,200-$1,230
-Erwinaze/Erwinase net sales	$205-$225
-Defitelio/defibrotide net sales	$130-$150
-Vyxeos net sales	$10-$20
GAAP gross margin %	93%
Non-GAAP adjusted gross margin %[1,4]	93%
GAAP SG&A expenses	$521-$556
Non-GAAP adjusted SG&A expenses[2,4]	$440-$460
GAAP R&D expenses	$185-$216
Non-GAAP adjusted R&D expenses[3,4]	$165-$180
GAAP net income per diluted share	$6.55-$7.55
Non-GAAP adjusted net income per diluted share[4]	$10.70-$11.30
____________________________

1.	Excludes $5 million of share-based compensation expense from estimated GAAP gross margin.

2.	Excludes $75-$90 million of share-based compensation expense and $6 million of expenses related to certain legal proceedings and restructuring from estimated GAAP SG&A expenses.

3.	Excludes $20-$25 million of share-based compensation expense and $0-$11 million of milestone payments from estimated GAAP R&D expenses.

4.
See “Non-GAAP Financial Measures” below. Reconciliations of non-GAAP adjusted guidance measures are included above and in the table titled "Reconciliation of GAAP to Non-GAAP Adjusted 2017 Net Income Guidance" at the end of this press release.

Conference Call Details
Jazz Pharmaceuticals will host an investor conference call and live audio webcast today at 4:30 p.m. EDT (9:30 p.m. IST) to provide a business and financial update and discuss its 2017 second quarter results. The live webcast may be accessed from the Investors & Media section of the company’s website at www.jazzpharmaceuticals.com. Please connect to the website prior to the start of the conference call to ensure adequate time for any software downloads that may be necessary. Investors may participate in the conference call by dialing +1 855 353 7924 in the U.S., or +1 503 343 6056 outside the U.S., and entering passcode 47565649.
A replay of the conference call will be available through August 15, 2017 by dialing +1 855 859 2056 in the U.S., or +1 404 537 3406 outside the U.S., and entering passcode 47565649. An archived version of the webcast will be available for at least one week in the Investors & Media section of the company's website at www.jazzpharmaceuticals.com.

About Jazz Pharmaceuticals plc
Jazz Pharmaceuticals plc (Nasdaq: JAZZ) is an international biopharmaceutical company focused on improving patients’ lives by identifying, developing and commercializing meaningful products that address unmet medical needs. The company has a diverse portfolio of products and product candidates with a focus in the areas of sleep and hematology/oncology. In these areas, Jazz Pharmaceuticals markets Xyrem® (sodium oxybate) oral solution, Erwinaze® (asparaginase Erwinia chrysanthemi), Defitelio® (defibrotide sodium) and Vyxeos™ (daunorubicin and cytarabine) liposome for injection in the U.S. and markets Erwinase® and Defitelio® (defibrotide) in countries outside the U.S. For more information, please visit www.jazzpharmaceuticals.com.

Non-GAAP Financial Measures
To supplement Jazz Pharmaceuticals’ financial results and guidance presented in accordance with U.S. generally accepted accounting principles (GAAP), the company uses certain non-GAAP (also referred to as adjusted or non-GAAP adjusted) financial measures in this press release and the accompanying tables. In particular, the company presents non-GAAP adjusted net income (and the related per share measure) and its line item components, as well as certain non-GAAP adjusted financial measures derived therefrom, including non-GAAP adjusted gross margin percentage and non-GAAP adjusted effective tax rate. Non-GAAP adjusted net income (and the related per share measure) and its line item components exclude from reported GAAP net income (and the related per share measure) and its line item components certain items, as detailed in the reconciliation tables that follow, and in the case of non-GAAP adjusted net income (and the related per share measure), adjust for the income tax effect of non-GAAP adjustments. In this regard, the components of non-GAAP adjusted net income, including non-GAAP cost of product sales, non-GAAP selling, general and administrative expenses and non-GAAP research and development expenses, are income statement line items prepared on the same basis as, and therefore components of, the overall non-GAAP adjusted net income measure.
The company believes that each of these non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors and analysts. In particular, the company believes that each of these non-GAAP financial measures, when considered together with the company’s financial information prepared in accordance with GAAP, can enhance investors’ and analysts' ability to meaningfully compare the company’s results from period to period and to its forward-looking guidance, and to identify operating trends in the company’s business. In addition, these non-GAAP financial measures are regularly used by investors and analysts to model and track the company’s financial performance. Jazz Pharmaceuticals’ management also regularly uses these non-GAAP financial measures internally to understand, manage and evaluate the company’s business and to make operating decisions, and compensation of executives is based in part on certain of these non-GAAP financial measures. Because these non-GAAP financial measures are important internal measurements for Jazz Pharmaceuticals’ management, the company also believes that these non-GAAP financial measures are useful to investors and analysts since these measures allow for greater transparency with respect to key financial metrics the company uses in assessing its own operating performance and making operating decisions.
These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures; should be read in conjunction with the company’s condensed consolidated financial statements prepared in accordance with GAAP; have no standardized meaning prescribed by GAAP; and are not prepared under any comprehensive set of accounting rules or principles. In addition, from time to time in the future there may be other items that the company may exclude for purposes of its non-GAAP financial measures; and the company has ceased, and may in the future cease, to exclude items that it has historically excluded for purposes of its non-GAAP financial measures. Likewise, the company may determine to modify the nature of its adjustments to arrive at its non-GAAP financial measures. Because of the non-standardized definitions of non-GAAP financial measures, the non-GAAP financial measures as used by Jazz Pharmaceuticals in this press release and the accompanying tables have limits in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements, including, but not limited to, statements related to Jazz Pharmaceuticals’ future financial and operating results, including 2017 financial guidance, investments to fuel future growth and create long-term value, the company’s expectation for continuing Erwinaze supply disruptions, and other statements that are not historical facts.  These forward-looking statements are based on the company’s current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties.  Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with: maintaining or increasing sales of and revenue from Xyrem, such as the potential U.S. introduction of a generic version of Xyrem before the entry dates specified in the company's settlements with certain companies that had filed abbreviated new drug applications with the FDA seeking approval to market a generic version of Xyrem or on terms that are different from those contemplated by the settlements; ongoing patent litigation and related proceedings; effectively commercializing Vyxeos and the company’s other products and product candidates; the regulatory approval process; protecting and enhancing the company’s intellectual property rights; delays or problems in the supply or manufacture of the company’s products and product candidates; complying with applicable U.S. and non-U.S. regulatory requirements; government investigations and other actions; obtaining and maintaining appropriate pricing and reimbursement for the company’s products; pharmaceutical product development and the uncertainty of clinical success; identifying and acquiring, in-licensing or developing additional products or product candidates, financing these transactions and successfully integrating acquired businesses; potential restrictions on the company’s ability and flexibility to pursue share repurchases and future strategic opportunities as a result of its substantial outstanding debt obligations; the ability to achieve expected future financial performance and results; and other risks and uncertainties affecting the company, including those described from time to time under the caption “Risk Factors” and elsewhere in Jazz Pharmaceuticals plc’s Securities and Exchange Commission filings and reports (Commission File No. 001-33500), including the company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 and future filings and reports by the company, including the company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017.  Other risks and uncertainties of which the company is not currently aware may also affect the company’s forward-looking statements and may cause actual results and timing of events to differ materially from those anticipated.  The forward-looking statements herein are made only as of the date hereof or as of the dates indicated in the forward-looking statements, even if they are subsequently made available by the company on its website or otherwise.  The company undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

JAZZ PHARMACEUTICALS PLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues:
Product sales, net	$389,655	$379,110	$763,333	$713,026
Royalties and contract revenues	4,731	2,051	7,106	4,145
Total revenues	394,386	381,161	770,439	717,171
Operating expenses:
Cost of product sales (excluding amortization of intangible assets)	28,672	23,980	53,737	47,419
Selling, general and administrative	132,328	122,618	276,583	251,383
Research and development	40,157	39,091	85,085	70,343
Acquired in-process research and development	2,000	—	2,000	8,750
Intangible asset amortization	26,186	26,737	51,851	49,379
Total operating expenses	229,343	212,426	469,256	427,274
Income from operations	165,043	168,735	301,183	289,897
Interest expense, net	(18,294)	(12,121)	(37,138)	(24,313)
Foreign exchange loss	(5,427)	—	(6,891)	(819)
Income before income tax provision and equity in loss of investee	141,322	156,614	257,154	264,765
Income tax provision	35,515	42,112	64,675	74,451
Equity in loss of investee	203	—	364	—
Net income	$105,604	$114,502	$192,115	$190,314

Net income per ordinary share:
Basic	$1.76	$1.89	$3.20	$3.13
Diluted	$1.72	$1.85	$3.13	$3.05
Weighted-average ordinary shares used in per share calculations - basic	60,100	60,499	59,991	60,821
Weighted-average ordinary shares used in per share calculations - diluted	61,463	62,043	61,321	62,329

JAZZ PHARMACEUTICALS PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$239,213	$365,963
Investments	80,000	60,000
Accounts receivable, net of allowances	238,752	234,244
Inventories	39,658	34,051
Prepaid expenses	28,433	24,501
Other current assets	36,448	29,310
Total current assets	662,504	748,069
Property and equipment, net	136,626	107,490
Intangible assets, net	3,033,103	3,012,001
Goodwill	926,290	893,810
Deferred tax assets, net, non-current	20,158	15,060
Deferred financing costs	8,705	9,737
Other non-current assets	16,638	14,060
Total assets	$4,804,024	$4,800,227
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$28,529	$22,415
Accrued liabilities	169,701	193,268
Current portion of long-term debt	36,094	36,094
Income taxes payable	7,494	4,506
Deferred revenue	8,575	1,123
Total current liabilities	250,393	257,406
Deferred revenue, non-current	20,470	2,601
Long-term debt, less current portion	1,635,800	1,993,531
Deferred tax liability, net, non-current	551,639	556,733
Other non-current liabilities	144,690	112,617
Total shareholders’ equity	2,201,032	1,877,339
Total liabilities and shareholders’ equity	$4,804,024	$4,800,227

JAZZ PHARMACEUTICALS PLC
SUMMARY OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2017	2016
Net cash provided by operating activities	$299,631	$278,668
Net cash used in investing activities	(33,725)	(218,262)
Net cash used in financing activities	(396,155)	(182,193)
Effect of exchange rates on cash and cash equivalents	3,499	968
Net decrease in cash and cash equivalents	$(126,750)	$(120,819)

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
GAAP reported net income	$105,604	$114,502	$192,115	$190,314
Intangible asset amortization	26,186	26,737	51,851	49,379
Share-based compensation expense	27,260	25,433	52,453	49,616
Upfront and milestone payments	—	—	—	8,750
Transaction and integration related costs	—	2,189	—	2,189
Expenses related to certain legal proceedings and restructuring	—	—	6,000	6,060
Non-cash interest expense	5,764	5,414	11,379	10,776
Income tax effect of adjustments (1)	(7,460)	(8,471)	(15,222)	(16,712)
Non-GAAP adjusted net income	$157,354	$165,804	$298,576	$300,372

GAAP reported net income per diluted share	$1.72	$1.85	$3.13	$3.05
Non-GAAP adjusted net income per diluted share	$2.56	$2.67	$4.87	$4.82
Weighted-average ordinary shares used in diluted per share calculations	61,463	62,043	61,321	62,329
_____________________________

(1)
The income tax effect of the adjustments between GAAP reported and non-GAAP adjusted net income takes into account the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s).

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS AND OTHER INFORMATION
(In thousands, except per share amounts and percentages)
(Unaudited)

	Three Months Ended
	June 30, 2017				June 30, 2016
	GAAP Reported	Adjustments		Non-GAAP Adjusted	GAAP Reported	Adjustments		Non-GAAP Adjusted
Total revenues	$394,386	$—		$394,386	$381,161	$—		$381,161
Cost of product sales (excluding amortization of intangible assets)	28,672	(1,527)	(a)	27,145	23,980	(963)	(a)	23,017
Selling, general and administrative	132,328	(20,874)	(b)	111,454	122,618	(23,130)	(b)	99,488
Research and development	40,157	(4,859)	(c)	35,298	39,091	(3,529)	(c)	35,562
Acquired in-process research and development	2,000	—		2,000	—	—		—
Intangible asset amortization	26,186	(26,186)		—	26,737	(26,737)		—
Interest expense, net	18,294	(5,764)	(d)	12,530	12,121	(5,414)	(d)	6,707
Foreign currency loss	5,427	—		5,427	—	—		—
Income before income tax provision and equity in loss of investee	141,322	59,210	(e)	200,532	156,614	59,773	(e)	216,387
Income tax provision	35,515	7,460	(f)	42,975	42,112	8,471	(f)	50,583
Effective tax rate (g)	25.1%			21.4%	26.9%			23.4%
Equity in loss of investee	203	—		203	—	—		—
Net income	$105,604	$51,750	(h)	$157,354	$114,502	$51,302	(h)	$165,804
Net income per diluted share	$1.72			$2.56	$1.85			$2.67

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS AND OTHER INFORMATION
(In thousands, except per share amounts and percentages)
(Unaudited)

	Six Months Ended
	June 30, 2017				June 30, 2016
	GAAP Reported	Adjustments		Non-GAAP Adjusted	GAAP Reported	Adjustments		Non-GAAP Adjusted
Total revenues	$770,439	$—		$770,439	$717,171	$—		$717,171
Cost of product sales (excluding amortization of intangible assets)	53,737	(2,773)	(i)	50,964	47,419	(1,762)	(i)	45,657
Selling, general and administrative	276,583	(46,679)	(j)	229,904	251,383	(49,284)	(j)	202,099
Research and development	85,085	(9,001)	(k)	76,084	70,343	(6,819)	(k)	63,524
Acquired in-process research and development	2,000	—		2,000	8,750	(8,750)		—
Intangible asset amortization	51,851	(51,851)		—	49,379	(49,379)		—
Interest expense, net	37,138	(11,379)	(d)	25,759	24,313	(10,776)	(d)	13,537
Foreign currency loss	6,891	—		6,891	819	—		819
Income before income tax provision and equity in loss of investee	257,154	121,683	(l)	378,837	264,765	126,770	(l)	391,535
Income tax provision	64,675	15,222	(f)	79,897	74,451	16,712	(f)	91,163
Effective tax rate (g)	25.2%			21.1%	28.1%			23.3%
Equity in loss of investee	364	—		364	—	—		—
Net income	$192,115	$106,461	(m)	$298,576	$190,314	$110,058	(m)	$300,372
Net income per diluted share	$3.13			$4.87	$3.05			$4.82
_____________________________
Explanation of Adjustments and Certain Line Items (in thousands):

(a)	Share-based compensation expense of $1,527 and $963 for the three months ended June 30, 2017 and 2016, respectively.

(b)	Share-based compensation expense of $20,874 and $20,949 and transaction and integration related costs of $0 and $2,181 for the three months ended June 30, 2017 and 2016, respectively.

(c)	Share-based compensation expense of $4,859 and $3,521 and transaction and integration related costs of $0 and $8 for the three months ended June 30, 2017 and 2016, respectively.

(d)	Non-cash interest expense associated with debt discount and debt issuance costs for the respective three- and six-month periods.

(e)	Sum of adjustments (a) through (d) plus the adjustment for intangible asset amortization for the respective three-month period.

(f)
Income tax effect of the adjustments between GAAP reported and non-GAAP adjusted net income takes into account the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s) for the respective three- and six-month periods.

(g)	Income tax provision divided by income before income tax provision and equity in loss of investee for the respective three- and six-month period.

(h)	Net of adjustments (e) and (f) for the respective three-month period.

(i)	Share-based compensation expense of $2,773 and $1,652 and expenses related to certain legal proceedings and restructuring of $0 and $110 for the six months ended June 30, 2017 and 2016, respectively.

(j)
Share-based compensation expense of $40,679 and $41,153, expenses related to certain legal proceedings and restructuring of $6,000 and $5,950 and transaction and integration related costs of $0 and $2,181 for the six months ended June 30, 2017 and 2016, respectively.

(k)	Share-based compensation expense of $9,001 and $6,811 and transaction and integration related costs of $0 and $8 for the six months ended June 30, 2017 and 2016, respectively.

(l)
Sum of adjustments (i), (j), (k) and (d) plus the adjustments for acquired in-process research and development expenses and intangible asset amortization, as applicable, for the respective six-month period.

(m)	Net of adjustments (l) and (f) for the respective six-month period.

JAZZ PHARMACEUTICALS PLC
RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED 2017 NET INCOME GUIDANCE
(In millions, except per share amounts)
(Unaudited)

GAAP net income	$400 - $460
Intangible asset amortization	130 - 165
Share-based compensation expense	100 - 120
Milestone payments	0 - 11
Expenses related to certain legal proceedings and restructuring	6
Non-cash interest expense	20 - 25
Income tax effect of adjustments	(40) - (60)
Non-GAAP adjusted net income	$650 - $690

GAAP net income per diluted share	$6.55-$7.55
Non-GAAP adjusted net income per diluted share	$10.70-$11.30

Weighted-average ordinary shares used in per share calculations	61

Contacts:
Investors
Kathee Littrell
Vice President, Investor Relations
Jazz Pharmaceuticals plc
Ireland, +353 1 634 7887
U.S., +1 650 496 2717

Jacqueline Kirby
Vice President, Corporate Affairs & Government Relations
Jazz Pharmaceuticals plc
Ireland, +353 1 697 2141
U.S., +1 215 867 4910